Exhibit 1.2


                              INVESTOR SUBSCRIPTION FORM

                                         FOR

                             GRAND COURT LIFESTYLES, INC.

     Persons interested in purchasing shares of the Common Stock (the "Shares") of Grand Court Lifestyles, Inc., a Delaware corporation (the "Company"), must complete and return this Subscription Form along with their check or money order (a) if purchasing shares through a broker/dealer, to that broker/dealer or (b) if purchasing shares directly from the Company, to:

          Grand Court Lifestyles, Inc.
          P.O. Box 1689
          Fort Lee, NJ 07024
          Attention: Noel Marcus, Director of Investor Relations

     If and when accepted by the Company, this Subscription Form shall constitute a subscription for shares of Common Stock, $0.01 par value per share, of the Company. There is no minimum required purchase per investor. Until at least 1,388,889 shares of Common Stock are sold, the proceeds of the offering will be held in escrow by First Union National Bank. If at least 1,388,889 shares of Common Stock are not sold within 60 days from the date of the Prospectus (subject to an extension of up to 60 days at the sole discretion of the Company), such proceeds will be returned to subscribers promptly without interest or deductions.

     An accepted copy of this Form will be returned to you as your receipt, and a stock certificate will be issued to you or as directed by you shortly thereafter.

     Method of Payment: Check or money order payable to "First Union National Bank - Grand Court Lifestyles, Inc. - Escrow Account"

     I hereby irrevocably tender this Subscription Form for the purchase of ___________ Shares at $18.00 per Share. With this Subscription Form, I tender payment in the amount of $___________ ($18.00 per Share) for the Shares subscribed.

     In connection with this investment in the Company, I represent and warrant as follows:
     a. Prior to tendering payment for the Shares, I received the Company's Prospectus dated ___________, 1996.
     b.   I am a bona fide resident of the state of _______________________.

     Please register the Shares which I am purchasing as follows:

          Name: ___________________________________________________________

      As (check one):

         []   Individual         []   Tenants-in-Common   []   Existing
                                                               Partnership
         []   Joint Tenants      []   Corporation         []   Trust

         []   Minor with adult custodian under the Uniform Gift to Minors
              Act

     For the person(s) who will be registered shareholder(s):


      ----------------------------------   ----------------------------------
      Name                                 Telephone

      ----------------------------------   ----------------------------------
      Street Address                       Social Security or Taxpayer ID
                                           number

      ----------------------------------   ----------------------------------
      City        State              Zip   Date of birth

      ----------------------------------   ----------------------------------
      Signature                            Date

     If you wish your stock to be held in a manner other than by delivery of a stock certificate to you, please indicate who will hold the shares and provide all relevant information, including account name and number, if applicable:

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     ACCEPTED BY GRAND COURT LIFESTYLES, INC.


     By:_____________________________________     Date:________________________